UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2018

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Xcel Energy Inc. (the Company) held its 2018 annual meeting of shareholders on May 16, 2018. At the meeting shareholders:

•	elected all 12 directors nominated by the Board of Directors;

•	approved, on an advisory basis, the Company’s executive compensation as set forth in the 2018 proxy statement; and

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

Set forth below are the final voting results for each of the proposals.

Proposal 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Vote
Richard K. Davis	368,457,375	9,188,545	1,720,036	65,232,395
Ben Fowke	369,414,424	6,256,025	3,695,506	65,232,395
Richard T. O’Brien	375,744,866	2,712,291	908,799	65,232,395
David K. Owens	375,675,524	2,781,002	909,430	65,232,395
Christopher J. Policinski	375,622,257	2,841,933	901,766	65,232,395
James T. Prokopanko	375,521,601	2,840,825	1,003,530	65,232,395
A. Patricia Sampson	369,401,285	7,030,747	2,933,355	65,232,964
James J. Sheppard	375,398,818	3,043,441	923,697	65,232,395
David A. Westerlund	372,373,443	5,182,928	1,809,585	65,232,395
Kim Williams	375,730,385	2,703,902	931,099	65,232,964
Timothy V. Wolf	374,348,022	4,076,826	941,108	65,232,395
Daniel Yohannes	375,309,461	3,142,762	913,733	65,232,395

Proposal 2 — Advisory vote on executive compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
358,092,895	18,355,357	2,917,135	65,232,964

Proposal 3 — Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2018

Votes For	Votes Against	Votes Abstained
436,614,354	6,422,188	1,561,809

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2018	Xcel Energy Inc. (a Minnesota corporation)

/s/ Judy M. Poferl
Judy M. Poferl
Senior Vice President, Corporate Secretary and Executive Services